Exhibit — 10.10
SUMMARY OF COMPENSATION FOR
THE BOARD OF DIRECTORS OF
AGREE REALTY CORPORATION

Annual Cash Retainer:
     Non-Employee Director: $22,500
     Audit Committee Chair: $4,000 (in addition to non-employee retainer)
Other:
     Directors traveling from outside the Farmington Hills, Michigan area are reimbursed for all out-of-pocket expenses incurred in connection with attending meetings of the Board or any committees thereof.
     Directors who are employees or officers of the Company do not receive any compensation for serving on the Board or any committees thereof.